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                                                                EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Synthetic Industries, Inc. and subsidiaries on Form S-8 of our report dated November 14, 1997, appearing in the Annual Report on Form 10-K of Synthetic Industries, Inc. and subsidiaries for the year ended September 30, 1997.


Deloitte & Touche LLP

New York, New York
April 2, 1998